Registration No.
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549
                               Form S-8
                        REGISTRATION STATEMENT
                                under
                       THE SECURITIES ACT OF 1933
                          Northeast Utilities
        (Exact name of registrant as specified in its charter)

       Massachusetts                         04-2147929

(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)            Identification No.)

                       174 Brush Hill Avenue
               West Springfield, Massachusetts 01089
     (Address of Principal Executive Offices) (Zip Code)

               Northeast Utilities Service Company
             Supplemental Retirement and Savings Plan
                     (Full Title of the Plan)

                         ROBERT E. BUSCH
        Executive Vice President and Chief Financial Officer

                       NORTHEAST UTILITIES
                          Selden Street
                    Berlin, Connecticut 06037
                          203-665-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                    Calculation of Registration Fee

                         Proposed       Proposed
Title of     Amount      maximum        maximum      Amount
securities   to be       offering       aggregate    of
registered   registered  price per      offering     registration
             (1)         unit (2)       price        fee (3)

Common       5,000,000  $23.8125   $119,062,500.00   $41,056.03 Shares, par
value $5.00

1. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be sold or offered pursuant to the employee benefit plan(s) described herein.

2. Represents the fair market value of the common shares on September 21, 1995, based on the average of the high and low sale price reported by the Wall Street Journal as Composite Transactions for such date.

3.   1/29 of 1% of the maximum aggregate offering price.
     INFORMATION REQUIRED PURSUANT
               TO GENERAL INSTRUCTION E TO FORM S-8



Generation Instruction E Information

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of Northeast Utilities (the Registrant) on Form S-8 relating to the same employee benefit plan is effective.

     The contents of the following Registration Statement on Form S-8 of the Registrant filed with the Securities and Exchange Commission is hereby incorporated by reference: File No. 33-44814, as amended.

                              PART II.

          INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated by reference in this registration statement:

          (a)(1) Annual Report on Form 10-K of Northeast Utilities for the year ended December 31, 1994 (File No. 1-5324)

          (a)(2) Annual Report on Form 11-K of the Northeast Utilities Service Company Supplemental Retirement and Savings Plan for the year ended December 31, 1994 (File No. 2-93530)

          (b)(1) Quarterly Reports on Form 10-Q of Northeast Utilities, as amended, for the quarters ended March 31, 1995 and June 30, 1995 (File No. 1-5324)

          (c) Description of Common Shares, $5.00 par value, of Northeast Utilities contained in Amendment No. 1 (Post-Effective Amendment No. 1) to Registration Statement on Form S-3 (File No. 33-34622)

and all documents subsequently filed by Northeast Utilities and Northeast Utilities Service Company Supplemental Retirement and Savings Plan (the Plan) pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 8.  Exhibits.

     The following Exhibits are filed as a part of this Registration
Statement:

Exhibit No.    Description

5 Not required - the Registrant has, in accordance with the provisions of Form S-8, submitted the Northeast Utilities Service Company Supplemental Retirement and Savings Plan, as amended and restated as of November 21, 1991 and March 9, 1992 and undertakes to submit any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and will make all changes required by the IRS in order to qualify the plan.

24.1           Consent of Arthur Andersen LLP, Independent Public Accountants

                              SIGNATURES

(The Registrant) Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, and State of Connecticut, on this 27th day of September, 1995.


                               NORTHEAST UTILITIES


                               By  /s/Robert E. Busch
                                   Executive Vice President
                                   and Chief Financial Officer






































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     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby constitutes and appoints Robert E. Busch, Robert P. Wax, Jeffrey
C. Miller and Cheryl W. Grise, and each of them singly, his or her true and lawful attorneys, with full power to each such attorney to sign for such person in his or her name, in the capacities indicated below, any and all amendments to this registration statement, hereby ratifying and confirming his or her signature as it may be signed by said attorneys to any and all amendments to said registration statement.

Signature                Title                    Date

/s/Bernard M. Fox,    Trustee, Chairman of   September 26, 1995
Principal Executive   the Board, President
Officer               and Chief Executive Officer

/s/Robert E. Busch,   Executive Vice         September 26, 1995
Principal Financial   President and Chief
Officer               Financial Officer

/s/John W. Noyes,     Vice President and     September 26, 1995
Principal Accounting  Controller
Officer

/s/Alfred F.          Trustee                September 26, 1995
Boschulte

/s/Cotton Mather
Cleveland             Trustee                September 26, 1995

/s/George David       Trustee                September 26, 1995

/s/Gaynor N. Kelley   Trustee                September 26, 1995

/s/Elizabeth T.       Trustee                September 26, 1995
Kennan

/s/Denham C.          Trustee                September 26, 1995
Lunt, Jr.

/s/William J.         Trustee                September 26, 1995
Pape II

/s/Robert E.          Trustee                September 26, 1995
Patricelli

/s/Norman C.          Trustee                September 26, 1995
Rasmussen
_________________
John F. Swope         Trustee                September __, 1995

/s/John F. Turner     Trustee                September 26, 1995







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(The Plan)  Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Berlin, and State of Connecticut, on this 26th day of September, 1995.


                    NORTHEAST UTILITIES SERVICE COMPANY
                    SUPPLEMENTAL RETIREMENT AND SAVINGS PLAN


                    By /s/Cheryl W. Grise
                    Plan Administrator















































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